As filed with the Securities and Exchange Commission on June 6, 2002

                                                       Registration No. 333-
============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                      ----------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                      ----------------------------------

                             SL GREEN REALTY CORP.
            (Exact name of registrant as specified in its charter)

               Maryland                             13-3956775
-------------------------------------  ---------------------------------------
   (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

                             420 Lexington Avenue
                           New York, New York 10170
                                (212) 594-2700
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                    ______________________________________

      SL Green Realty Corp. Amended 1997 Stock Option and Incentive Plan
                           (Full title of the plan)

                               Stephen L. Green
                      Chairman of the Board of Directors
                          and Chief Executive Officer
                             SL Green Realty Corp.
                             420 Lexington Avenue
                           New York, New York 10170
                                (212) 594-2700
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                           Edward F. Petrosky, Esq.
                             James O'Connor, Esq.
                        Sidley Austin Brown & Wood LLP
                               875 Third Avenue
                           New York, New York 10022

                        CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                             Proposed maximum
    Title of Securities          Amount to      Proposed maximum offering   aggregate offering         Amount of
     to be registered          be registered        price per unit(3)            price(3)         registration fee(4)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share . . .      2,750,000 shares                $35.92                 $98,780,000             $9,087.76
                               (1)(2)
=========================================================================================================================
(1)  2,975,000 shares of common stock have previously been registered with the Securities and Exchange Commission pursuant to effective registration statements on Form S-8. The amount of the registration fee, therefore, relates to only those additional 2,750,000 shares of common stock being registered pursuant hereto.
(2)  Plus such additional number of shares of common stock as may be required pursuant to the Amended 1997 Stock Option and Incentive Plan (i) with respect to which no additional consideration will be paid in the event of a stock dividend, reverse stock split, split up, recapitalization or capital adjustments and (ii) that are issuable pursuant to dividend equivalent rights relating to stock options issued under the Amended 1997 Stock Option and
     Incentive Plan.
(3)  Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the common stock on the New York Stock Exchange on June 4, 2002.
(4)  In accordance with Rule 457(h), the filing fee is based on the maximum number of the Registrant's securities issuable under the Plan that are covered by this Registration Statement.
=========================================================================================================================

            STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8



         This registration statement on Form S-8 registers additional securities of the same class as other securities of the Registrant for which registration statements, also filed on Form S-8 by the Registrant and relating to the Registrant's Amended 1997 Stock Option and Incentive Plan (the "Plan"), is effective. Accordingly, the contents of the Registrant's registration statements on Form S-8 (File Nos. 333-61555 and 333-87485), as filed with the Securities and Exchange Commission on August 14, 1998 and September 21, 1999, respectively, are hereby incorporated by reference. After giving effect to this filing, an aggregate of 5,725,000 shares of the Registrant's common stock have been registered for issuance pursuant to the Registrant's Plan.



ITEM 8.           EXHIBITS

         The exhibits listed in the Exhibit Index are filed herewith or incorporated herein by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York, on the 6th day of June, 2002.

                                SL GREEN REALTY CORP.

                                By: /s/ Stephen L. Green
                                    ---------------------------
                                    Stephen L. Green
                                    Chairman of the Board of Directors and
                                    Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen L. Green and Thomas E. Wirth, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to each registration statement amended hereby, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 6th day of June, 2002.

              Signature                             Title
              ---------                             -----

         /s/ Stephen L. Green
         ----------------------------
         Stephen L. Green                   Chairman of the Board of Directors
                                            and Chief Executive Officer

         /s/ Marc Holliday
         ----------------------------
         Marc Holliday                      President and Director (Principal
                                            Executive Officer)

         /s/ Michael W. Reid
         ----------------------------
         Michael W. Reid                    Chief Operating Officer


         /s/ Thomas E. Wirth
         ----------------------------
         Thomas E. Wirth                    Executive Vice President and
                                            Chief Financial Officer (Principal
                                            Financial Officer and Principal
                                            Accounting Officer)

         /s/ John H. Alschuler, Jr.
         ----------------------------
         John H. Alschuler, Jr.             Director


         /s/ Edwin Thomas Burton, III
         ----------------------------
         Edwin Thomas Burton, III           Director


         /s/ John S. Levy
         ----------------------------
         John S. Levy                       Director

                                 EXHIBIT INDEX

Exhibit No.             Description
-----------             -----------

4.1                     Articles of Incorporation of the Company.(a)

4.2                     Bylaws of the Company.(a)

4.3                     SL Green Realty Corp. Amended 1997
                        Stock Option and Incentive Plan, amended as of March, 2002.

5                       Opinion of Sidley Austin Brown & Wood LLP.

23.1                    Consent of Sidley Austin Brown & Wood LLP
                        (included as part of Exhibit 5).

23.2                    Consent of Ernst & Young LLP.

24 Power of Attorney (included on the signature page of this registration statement).

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(a)      Previously filed on June 16, 1997 as an exhibit to registration statement on Form S-11 (No. 333-29329) and incorporated herein by reference.